Exhibit 99.2

                                       Contact:  Peter W. Keegan
                                                 Senior Vice President
                                                 (212) 521-2950

                                                 Candace Leeds
                                                 V.P. of Public Affairs
                                                 (212) 521-2416

                                                 Joshua E. Kahn
                                                 Investor Relations
                                                 (212) 521-2788
FOR IMMEDIATE RELEASE
---------------------

                       CAROLINA GROUP REPORTS NET INCOME
                       ---------------------------------
                         FOR THE FIRST QUARTER OF 2004
                         -----------------------------


  NEW YORK, April 29, 2004-Loews Corporation (NYSE:LTR) today reported Carolina Group net income for the 2004 first quarter of $103.0 million, compared to $124.4 million in the 2003 first quarter. Net income for the first quarter of 2003 included a $28.0 million charge ($17.1 million after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business. Net income attributable to Carolina Group stock (NYSE:CG) for the first quarter of 2004 was $34.4 million, or $0.59 per share of Carolina Group stock, compared to $28.6 million, or $0.72 per share in the prior year.

  The increase in net income attributable to Carolina Group stock for the first quarter of 2004, as compared to the corresponding period of the prior year, reflects the sale by Loews Corporation of 18,055,000 shares of Carolina Group stock in November of 2003, partially offset by the lower overall results of the Carolina Group. Net income per share of Carolina Group stock was not impacted by the sale of Carolina Group stock in November of 2003. Carolina Group stock represents a 33.43% and 23.01% economic interest in the Carolina Group for the three months ended March 31, 2004 and 2003, respectively.

  Net sales for the Carolina Group were $767.9 million in the first quarter of 2004, compared to $844.2 million in the 2003 first quarter. The decline in net sales reflects increased sales promotion expenses and a decrease in unit sales volume of 1.4%.

  Net income attributable to the Loews Group intergroup interest for the first quarter of 2004 amounted to $68.6 million, compared to $95.8 million in the comparable period of the prior year. The decline reflects the November of 2003 sale of Carolina Group stock discussed above and the lower overall results of the Carolina Group.

  Results of operations of the Carolina Group include interest expense of $24.6 and $29.5 million, net of taxes, for the three months ended March 31, 2004 and 2003, respectively, on

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notional intergroup debt. At March 31, 2004, $1.998 billion principal amount of notional intergroup debt was outstanding.

  The Carolina Group stock, commonly called a tracking stock, is intended to reflect the economic performance of a defined group of the Company's assets and liabilities, referred to as the Carolina Group, principally consisting of the Company's subsidiary Lorillard, Inc. The Carolina Group, a notional group, is not a separate legal entity. The purpose of this financial information is to provide investors with additional information to use in analyzing the results of operations and financial condition of the Carolina Group, and this financial information should be read in conjunction with the consolidated financial information of Loews Corporation.

  As of March 31, 2004, there were 57,966,750 shares of Carolina Group stock outstanding representing a 33.43% economic interest. Depending on market conditions, the Company, for the account of the Carolina Group, from time to time may purchase shares of Carolina Group stock in the open market or otherwise.

                                    # # #

  Loews Corporation has issued a separate press release reporting its consolidated results for the first quarter of 2004, which accompanies this press release.

  A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Thursday, April 29, 2004. A live broadcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592. An online replay will be available at the Company's website following the call.

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Carolina Group
Financial Review

                                                           Three Months Ended
                                                                March 31,
                                                           ------------------
                                                             2004        2003
                                                           ------------------
                                                         (Amounts in millions,
                                                        except per share data)

Net sales(a)                                              $   767.9  $  844.2

Cost of sales (a)(b)                                          467.3     466.5
Selling, advertising and administrative(c)                    100.0     134.7
                                                          -------------------

Total operating costs and expenses                            567.3     601.2
                                                           -------------------

Operating income                                              200.6     243.0
Investment income                                               8.5       8.8
Interest expense                                              (40.3)    (48.2)
                                                           ------------------

Income before income taxes                                    168.8     203.6
Income taxes                                                   65.8      79.2
                                                           ------------------

Net income                                                    103.0     124.4
Earnings attributable to the Loews Group intergroup
 interest(d)                                                   68.6      95.8
                                                           ------------------

Income attributable to Carolina Group shareholders(e)       $  34.4  $   28.6
                                                           ==================

Per share of Carolina Group stock(f)                        $  0.59  $   0.72
                                                           ==================

Weighted number of shares outstanding                         57.97     39.91
                                                           ==================

(a) Includes excise taxes of $156.1 and $156.9 for the three months ended March 31, 2004 and 2003.
(b) Includes charges of $201.1 and $197.5 ($122.7 and $120.7 after taxes) to accrue obligations under the State Settlement Agreements for the respective periods.
(c) Includes a $28.0 charge in 2003 ($17.1 after taxes) to resolve indemnification claims and trademark matters in connection with the 1977 sale by Lorillard of its international business.
(d) The Loews Group's intergroup interest in the earnings of the Carolina Group reflected share equivalents amounting to 115,445,000 shares of 173,411,750 share and share equivalents outstanding in 2004 and share equivalents amounting to 133,500,000 shares of 173,750,000 share and share equivalents outstanding in 2003. As of March 31, 2004, there were 57,966,750 shares of Carolina Group stock outstanding.
(e) Represents 33.43% and 23.01% of the economic interest in the Carolina Group for the three months ended March 31, 2004 and 2003.
(f) Earnings per common share-assuming dilution is not presented because securities that could potentially dilute basic earnings per share in the future would have been insignificant or antidilutive for the periods presented.

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Carolina Group
Supplemental Information


The following information regarding unit volume shipped by Lorillard Tobacco Company to its direct buying customers by brand follows (all units in thousands):

                                                         Three Months Ended
                                                             March 31,
                                                      ------------------------
                                                          2004           2003
                                                      ------------------------

Full Price Brands

Total Newport                                          7,379,958     7,471,365
Total Kent Family                                        210,449       268,989
Total True                                               160,764       192,744
Total Max                                                 11,307        13,608
Total Satin                                                2,094         2,826
Total Triumph                                                528         1,017
                                                      ------------------------

Total Full Price Brands                                7,765,100     7,950,549
                                                      ------------------------

Price/Value Brands

Total Old Gold                                           218,814       246,345
Total Maverick                                           155,562        82,674
                                                       -----------------------

Total Price/Value Brands                                 374,376       329,019
                                                       -----------------------

Total Domestic Cigarettes                              8,139,476     8,279,568

Total Puerto Rico and U.S. Possessions                   211,864       192,018
                                                       -----------------------

Grand Total                                            8,351,340     8,471,586
                                                       =======================

Notes:

1. This information is unaudited and is not adjusted for returns.
2. Domestic unit volume includes units sold as well as promotional units, and excludes volumes for Puerto Rico and U.S. Possessions.
3. Unit volume for a quarter is not necessarily indicative of unit volume for any subsequent period.
4. Unit volume is not necessarily indicative of the level of revenues for any period.

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